FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Announces 2014 Annual Meeting Results

DUBLIN, OH,  July 17, 2014 -- Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced the results of voting at its 2014 Annual Meeting of Stockholders (the Annual Meeting) held July 17, 2014. Approximately 79 percent of outstanding shares were represented at the meeting.

At the Annual Meeting, Navidea’s stockholders:

•	Elected Michael M. Goldberg M.D. to the Navidea Board of Directors to serve for a term of three years;
•	Voted in support of the Board-sponsored proposal to approve the Company’s 2014 Stock Incentive Plan;
•	Approved, on an advisory basis, the compensation of the Company’s named executive officers; and,
•	Ratified the appointment of BDO USA, LLP to act as the Company’s independent registered public accounting firm for 2014.

The final results are subject to verification by the independent election inspectors and will be reported in a Form 8-K to be filed by Navidea with the Securities and Exchange Commission in the next few days.

Following the formal business portion of the Annual Meeting, Dr. Michael Goldberg, Navidea Interim CEO, and other members of the Navidea executive team made a series of presentations to stockholders in attendance at the Annual Meeting, including overviews on the following:

•	Lymphoseek® (technetium Tc-99m tilmanocept) Injection U.S. commercialization, label expansion and global partnering activities;
•	Manocept™ CD206 targeting platform update, including a discussion of the new R-NAV venture; and,
•	Neurodegenerative pipeline development status.

About Navidea Biopharmaceuticals Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is developing multiple precision diagnostic products and platforms, including Manocept™, NAV4694, NAV5001, and NAV1800 (RIGScan™), to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Lymphoseek® (technetium Tc-99m tilmanocept) Injection, Navidea’s first commercial product from the Manocept platform, was approved by the FDA in March 2013. For more information, please visit www.navidea.com.

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NAVIDEA BIOPHARMACEUTICALS

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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals
Brent Larson, 614-822-2330
Executive VP & CFO
or
Sharon Correia, 978-655-2686
Associate Director, Corporate Communications

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